Exhibit 10.2
INVESTMENT AGREEMENT

DATE:	July 19, 2007

PARTIES:	Kips Bay Investments, LLC	(“LLC”)

	Kips Bay Medical, Inc.	(“Corporation”)

	Manny Villafana	(“Villafana”)
RECITALS:
     A. Villafana, the Corporation and LLC have reached certain agreements with respect to the formation, operation and capitalization of the Corporation.
     B. Villafana will initially be the sole shareholder of Corporation owning 6,000,000 shares of the Corporation’s common stock for which he will pay the sum of $100,000 to Corporation.
     C. LLC will sell to the Corporation all right, title and interest in certain intellectual property assets listed in the attached Exhibit A (the “Technology”) to the Corporation for $100,000 in the form of a secured convertible note from the Corporation to LLC, attached hereto as Exhibit B (the “First Note”), which contains a conversion feature which allows LLC to convert the First Note into 160,000 shares of common stock of the Corporation.
     D. In addition, LLC will loan to the Corporation the sum of $2.9 million pursuant to a secured convertible note from the Corporation to LLC attached hereto as Exhibit C (the “Second Note”) which contains a conversion feature which allows LLC to convert its loan to 4,640,000 shares of the common stock of the Corporation.
     E The loans described in Recitals C and D are subject to a Loan and Security Agreement attached hereto as Exhibit D.
     F The Corporation will grant to LLC two separate stock purchase options, each for the right to purchase up to 600,000 shares of common stock for the sum of $3.5 million at such time as the Corporation shall have achieved certain defined milestones. The shares will be purchased pursuant to a Stock Purchase Agreement in the form attached hereto as Exhibit E
AGREEMENTS:
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalization
          (a) Initial Issuance. Subject to the terms of this Agreement and the form of Subscription Agreement attached hereto as Exhibit F, the Corporation agrees to issue to Villafana 6,000,000 shares of common stock of the Corporation.
          (b) Stock Options and Equity Interests. There shall be reserved for grants of stock options and equity interests to directors, employees, other than Manny Villafana, and consultants 600,000 shares of Corporation’s common stock. The Board of Directors (the “Board”) may increase the number of shares reserved for options and equity grants so long as the number of shares does not exceed ten percent (10%) of the Corporation’s then outstanding shares. All grants of stock options and equity interests will be priced at their current market value.
     2. Officers of the Corporation. The officers of the Corporation shall be:

Name	Office
Manny Villafana	Chairman, Chief Executive Officer, Chief Financial Officer, Secretary
     3. Directors of the Corporation. The Board of Corporation shall, immediately following the transactions contemplated by this Agreement, shall consist of three (3) persons, comprised of Manny Villafana (“Villafana”) and two directors to be selected by Villafana, with the two directors satisfying the requirements of an “independent director,” as that term is defined by NASDAQ Marketplace Rule 4200-1(a)(14). LLC may choose an individual of its choice to serve as an observer at all regular and special board meetings, but the presence of such individual at such meetings will not be required in order to hold any meeting of the board of directors. The designee will be provided all of the information provided to other directors, even if such information is reasonably deemed to be confidential as between the Corporation and LLC, provided LLC has executed a mutually-agreeable confidentiality agreement.
     4. Purchase of Technology. In consideration of the agreements and understandings made and arrived at herein, the Corporation will purchase and LLC will sell and assign, all of LLC’s right, title and interest in and to the Technology, free and clear all liens, security interests, or other encumbrances of any character whatsoever. LLC warrants and represents only that whatever ownership rights it has in the Technology, they have been transferred to the Corporation. LLC will execute promptly on request whatever other documents the Corporation reasonably deems necessary or desirable to carry under the provisions of this Section 4. In payment for the Technology, the Corporation will make and deliver the First Note described above to LLC evidencing a loan in the principal amount of $100,000 subject to the above-described Loan and Security Agreement.
     5. LLC Loan. In connection with the transactions contemplated by this Investment Agreement, LLC will make a loan to the Corporation in the principal amount of $2.9 million subject to the terms of a Second Note and the Loan and Security Agreement described above.

6. LLC Rights.
6.1	Right of Co-Sale
If at any time Villafana desires to sell a cumulative fifteen percent (15%) or more of his personally-held shares of common stock of the Corporation, he will first give twenty (20) days written notice to LLC prior to effecting such sale. The notice will set forth, in reasonable detail, the terms and conditions of the contemplated sale. If LLC notifies Villafana in writing within fifteen (15) days after receipt of the notice, LLC shall have the right to participate in Villafana’s stock transfer on the same terms and conditions as contained in the notice. LLC shall notify Villafana of the number of shares LLC desire to sell. In the event LLC exercises its right under this Section 6.1, each selling shareholder in the transaction, including Villafana, shall be entitled to sell in the contemplated transfer, at the same price and on the same terms, a number of shares equal to the product of (a) such selling shareholder’s percentage ownership interest of all shares of the Company issued and outstanding on a fully-diluted basis prior to the contemplated transfer multiplied by (b) the total number of shares to be sold in the contemplated transfer.
6.2	Right of First Offer
(a)	Neither the Corporation or Villafana shall proceed with any Proposed Acquisition Transaction without first giving notice to LLC with respect thereto and complying with the terms of this Section. “Proposed Acquisition Transaction” means a bona fide offer submitted to, or solicited by, the Corporation or Villafana by a third party regarding an acquisition of the Corporation, provided that such an offer will not constitute a Proposed Acquisition Transaction if within ten (10) days after such submission the Corporation’s Board determines that it does not wish to explore the possibility of an acquisition and rejects such offer.

(b)	Within ten (10) days after receipt of an acquisition offer, the Corporation shall deliver to LLC written notice of such offer. The notice shall set forth, as applicable, the name of the offeror and the material terms and provisions of such offer.

(c)	During a twenty (20) day exclusive period following LLC’s receipt of the notice, the Corporation shall negotiate in good faith exclusively with and provide information exclusively to LLC regarding the terms of entering into the Proposed Acquisition Transaction. During the exclusive period, the Corporation shall not (i) solicit offers from, negotiate with, or provide information to any third party regarding a Proposed Acquisition Transaction; (ii) enter into any binding agreement for, or consummate, a Proposed Acquisition Transaction with any other party; or (iii) otherwise take any action which could impair the ability of the Corporation to consummate a Proposed Acquisition Transaction with LLC, it being acknowledged and agreed to by LLC that the Corporation’s disclosure of the existence and terms of this Investment Agreement to the offeror identified in the notice shall be permitted during the exclusive period.
(d)	If LLC and the Corporation fail to reach a mutual agreement upon the terms and provisions of the Proposed Acquisition Transaction during the exclusive period, then the Corporation shall have 180 days from the expiration of the exclusive period in which to negotiate and enter into a definitive agreement for the Proposed Acquisition Transaction with the third party whose bona fide offer was described in the notice or with any third party; provided, that the Corporation shall not enter into any such definitive agreement unless the Corporation’s Board has reasonably determined in good faith that the terms and conditions of such definitive agreements are more favorable to the Corporation than the terms and conditions, if any, proposed by LLC during the exclusive period and the terms and conditions set forth in the notice. If the Corporation fails to enter into a definitive agreement with respect to such Proposed Acquisition Transaction within such 180-day period, then LLC’s rights under this Section 6.2 shall be reinstated and the Corporation may not enter into such Proposed Acquisition Transaction without first giving LLC a new notice and complying with the terms of this Section 6.2.

6.3	Right to Prohibit Issuance of Securities Senior to Corporation Common Stock Issuable to LLC Upon Its Conversion of Debt Security and Exercise of Options to Purchase Common Stock of Corporation
         Without the written approval of LLC, the Corporation may not create or issue, or obligate itself to create or issue (whether by amendment to the Corporation’s certificate of incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any shares of capital stock of the Corporation, or debt securities convertible into shares of capital stock of the Corporation, with rights, preferences or privileges that are equal or superior to any Corporation common stock owned by LLC.
6.4	Right to Corporation Information
(a)	Information and Reporting

Prior to a Qualified Public Offering (a sale of Corporation common stock in a firm committee underwritten public offering pursuant to a Registration Statement which results in net proceeds of at least Twenty Million Dollars [$20,000,000]) or an Acquisition (a transaction in which Corporation is acquired by a third party through a purchase of more than fifty-one [51] percent of Corporation’s outstanding common stock, there is a purchase of substantially all of the assets of Corporation or there is a merger of Corporation with a third party in which Corporation is not the surviving party), Investors shall be entitled to receive from the Corporation:
(1)	Audited financial statements (including a balance sheet, statement of income and statement of cash flow), prepared in accordance with GAAP, within sixty (60) days after the end of each fiscal year;

(2)	Unaudited, but reviewed, quarterly financial statements (including a balance sheet, statement of income and statement of cash flow) within forty-five (45) days after the end of each quarter;

(3)	A quarterly management report confirming such information as shall be requested by the Corporation’s Board.
(b)	Access and Visitation.

Until a Qualified Public Offering or an acquisition of the Corporation, and as long as the Investors collectively hold at least ten percent (10%) or more of the issued and outstanding share capital of the Corporation on a fully-diluted and as-converted-to-common-stock basis, a representative designated by LLC shall each have, at reasonable times and upon reasonable notice, access to all the books and records of the Corporation and shall be entitled to consult with management of the Corporation, all subject to standard confidentiality undertakings.
6.5	Registration Rights.
(a)	If any time LLC requests in writing that the Corporation file a registration statement to register the re-sale of 1,000,000 or more shares of its Corporation common stock, the Corporation will prepare and file a registration statement under the Securities Act covering such securities as soon as practicable and in any event within ninety (90) days after the date of such request, and will use best efforts to (i) cause such registration statement to become effective as soon as practicable after filing and (ii) effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements ore regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such securities as are specified in such request.

(b)	However, the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 6.5:
(i)	Prior to the date six (6) months following the effective date of the Corporation’s first registered public offering of its stock, pursuant to a firm commitment underwritten offering;

(ii)	During the period starting with the date ninety (90) days prior to the Company’s good faith estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Corporation (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, in which case there shall be no such limitation on the Corporation’s obligation); provided that the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Corporation has complied with all other obligations pursuant to this Section 6.5;

(iii)	After the Corporation has effected two (2) such registrations (excluding any registrations effected on Form S-3 or any successor form) pursuant to this Section 6.5, and such registrations have been declared or ordered effective;

(iv)	If the Corporation shall furnish to LLC a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board it would be seriously detrimental to the Corporation or its stockholders for a registration statement to be filed in the near future, then the Corporation’s obligation to use best efforts to register, qualify or comply under this Section 6.5 shall be deferred for a period not to exceed 120 days from the date of receipt of written request from LLC; provided, however, that the Corporation shall not exercise such right more than once in any twelve-month period.
Subject to the above, Corporation shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and in any event within ninety (90) days after receipt of the written request from LLC.

6.6	Termination of LLC Rights

All rights of LLC under this Article 6, except its Registration Rights described in Section 6.5 above, shall expire upon the earlier of (i) completion of the Corporation of a Qualified IPO or an acquisition of the Corporation; or (ii) the date on which LLC no longer owns ten percent (10%) of the voting power of the Corporation’s outstanding common stock entitled to vote. The Registration Rights of the LLC shall expire at such time as the Corporation has effected two common stock registrations for the LLC as described in Section 6.5 above.

7.	Options to Purchase Common Stock.
          (a) Option One — First Milestone. No later than upon a good faith determination by the Corporation’s Chairman and Chief Executive Officer, Villafana, and written notice of same is given to LLC that the Corporation’s coronary artery bypass graft device (the “Device”) is suitable for human implantation, LLC shall have the option, which shall be exercisable for thirty (30) calendar days from the date notice is received by LLC, to purchase from the Corporation up to 600,000 shares of the Corporation’s common stock for $3.5 million.

This notice must be delivered to LLC after Villafana deems the Device suitable for human implementation. Once the option is exercisable, LLC has the right to exercise the option in full or in increments of not less than $350,000 depending on the Corporation’s need for capital as determined by Villafana in his reasonable discretion. All shares of common stock issued to LLC upon exercise of its option shall have been duly authorized and validly issued and will be fully paid and non-assessable.
          (b) Option Two — Second Milestone. Upon the first implantation of the Corporation’s Device, and after written notice of same is given to LLC, LLC shall have the option to purchase an additional 600,000 shares of Corporation common stock for $3.5 million. This option will be exercisable for thirty (30) calendar days after notice of the implantation is received. There will be no obligation of LLC to exercise this option until all of the $3 million of loan proceeds, described in Section 5 above, and the $3.5 million proceeds from Option 1 described in Section 7(o) have been utilized. However, once the option is exercisable, LLC has the right to exercise the option in full or in increments of not less than $350,000 depending on the Corporation’s need for capital as determined by Villafana in his reasonable discretion. All shares of common stock issued to LLC upon exercise of its option shall have been duly authorized and validly issued and will be fully paid and non-assessable.
          (c) Protection Against Dilution
          (i) If the Corporation shall, while these Options remain outstanding, change as a whole, by subdivision or consolidation in any manner (including, but not limited to, a stock-split or reverse stock-split) other than a stock dividend on the common stock, the number of shares of common stock then outstanding into a different number of shares of common stock with or without par value, then thereafter the number of shares of common stock which the LLC shall be entitled to purchase hereunder shall be automatically (and without notice or further action) increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock by reason of such change, and the per share exercise price of these Options after such change shall in case of an increase in the number of shares be proportionately decreased, and in case of a decrease in the number of shares be proportionately increased so that the exercise price of this Option shall be unchanged by such change.
          (ii) Except for (a) the issuance of an aggregate of 6,000,000 shares to Manny Villafana and individuals designated by Manny Villafana; (b) the issuance of shares of common stock issued or issuable to officers, directors, and employees of, or consultants to, Corporation pursuant to stock grants, option plans, purchase plans or other stock incentive programs or arrangements approved by Corporation’s board of directors as described in Section 1 of this Investment Agreement; (c) the issuance of up to 4,800,000 of common stock to LLC pursuant to a loan and security agreement defined above; (d) shares of common stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financings or commercial leasing transaction approved by the board of directors; (e) shares of common stock issued or issuable pursuant to the acquisition of another corporation or other business entity by the Corporation merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the

Corporation board of directors; or (f) shares of common stock issued in connection with a Qualified Public Offering if, and whenever, Corporation shall issue shares of common stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of common stock at a price per share less than the exercise price of Options 1 and 2, then the exercise price shall be multiplied by a fraction, the numerator of which shall be the fully diluted number of shares of common stock outstanding immediately prior to the issuance of shares of common stock or such common stock equivalents plus the number of shares of common stock which the maximum aggregate consideration received or receivable by Corporation in connection with the issuance or exercise, of such shares of common stock or common stock equivalents would purchase at the exercise price then in effect, and the denominator of which shall be the sum of the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock so issued or issuable, provided, that for purposes hereof, all shares of common stock that are issuable upon exercise or exchange of common stock equivalents shall be deemed outstanding immediately after the issuance of such common stock equivalents.
          Upon any adjustment of the exercise price, then and in each such case Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder affected by such adjustment at the address of the LLC as shown on the books of Corporation, which notice shall state the exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the exercise of the Options, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     8. Non-Disclosure. Each party agrees not to disclose (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder) any Confidential Information of the other party obtained during the term of this Agreement and for as along as such information is maintained as confidential by the disclosing party, but in any event, not less than a period of three (3) years after the receiving party’s receipt of such Confidential Information. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during such period.
     9. Binding Agreement. The parties hereto mutually represent and agree with each other that this Agreement is intended to be a fully binding and operative agreement between them and they agree to enter into and execute and deliver such other documents and agreements as are set forth and referred to in this Agreement and to negotiate the terms and provisions of any such agreements using good faith and good business judgment in such manner as to complete the intent and purpose of this Agreement.
     10. Successors and Assigns. This Agreement shall be binding upon Villafana, LLC and the Corporation and their respective successors and assigns thereof.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.
     12. Counterparts. This Agreement may be executed in any number of counterparts and transmitted via facsimile and any other electronic communication, each of which shall be deemed to be an original and all of which when taken together shall constitute the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in the manner appropriate to each, on the day and year first above written.

KIPS BAY INVESTMENTS, LLC

By:	/s/ Michael Davies
Its: Secretary and Treasurer

KIPS BAY MEDICAL, INC.

By:	/s/ Manny Villafana
Manny Villafana
Chairman and Chief Executive Officer

/s/ Manny Villafana
Manny Villafana

Exhibit A
Technology
     All intellectual property assets owned by Quatro Investments Limited Partnership, including all patents, copyrights, trade secrets and any other information related to the CABG medical device, or any invention related thereto, to the extent that Quatro Investments Limited Partnership has current ownership of such intellectual property.

Exhibit B
KIPS BAY MEDICAL, INC.
FIRST SECURED CONVERTIBLE PROMISSORY NOTE

$100,000	July ___, 2007
     FOR VALUE RECEIVED, Kips Bay Medical, Inc., a Minnesota corporation (“Kips Bay”), promises to pay to the order of Kips Bay Investments, LLC (the “Holder”), at the office of Holder or at such other place as Holder may designate in writing, the principal sum of One Hundred Thousand Dollars ($100,000) (the “Principal Amount”) plus interest from and after the date hereof, and adjusted on the first business day of each month thereafter, compounded annually, on the unpaid principal balance outstanding from time to time at a rate, determined as of the date hereof, equal to nine percent (9%) per annum based on the actual number of days elapsed and a 360-day year.
     This convertible promissory note (the “First Note” or “Note”) is made and delivered by Kips Bay to Holder in consideration of the sale by Holder of certain technology to Kips Bay pursuant to an Investment Agreement between the parties dated July ___, 2007. The Note is convertible in full into shares of Kips Bay common stock at $.625 per share, and is secured by all of Kips Bay assets pursuant to a Loan and Security Agreement of even date.
     Terms not otherwise defined herein shall have the meaning given to them in the Investment Agreement.
     1. Definitions.
     “Acquisition” means a transaction in which Kips Bay is acquired by a third party through a purchase of more than fifty-one (51) percent of Kips Bay’s outstanding common stock, there is a purchase of substantially all of the assets of Kips Bay or there is a merger of Kips Bay with a third party in which Kips Bay is not the surviving party.
     “Conversion Date” means as specified in Section 5(b) hereof.
     “Conversion Notice” means a notice specified in Section 5(a) hereof.
     “Conversion Shares” means as defined is Section 5(a) hereof.
     “Event of Default” means an event specified in Section 3 hereof.
     “First Note” means the Secured Convertible Promissory Note made in consideration of a $100,000 loan by Holder to Kips Bay.
     “Holder” means Kips Bay Investments, LLC, and each endorsee, pledgee, assignee, owner and holder of this Note, as such.
     “Loan and Security Agreement” means the Agreement which covers the loan(s) made by Holder to Kips Bay and the security for such loans.

     “Maturity” means the date specified in Section 2(a) hereof.
     “Principal Amount” means as defined in the initial paragraph.
     2. Payment of Principal and Interest.
     (a) Payments of Principal and Interest. If this Note is not converted into common stock pursuant to the provisions of Section 5 hereof, then the principal amount of this Note shall be repaid in full on June 30, 2010 (“Maturity”). Interest on this Note shall be calculated on the basis of the actual number of days lapsed in a year of three hundred sixty (360) days and shall be payable annually on the first and each of the two additional anniversaries of the date of issuance first stated above. Kips Bay shall make payments of accrued interest on June 30, 2008, and June 30, 2009. On June 30, 2010, the principal and all accrued interest will be due and payable. All principal and accrued interest shall be due and payable in full on the earliest to occur of (a) acceleration of the maturity of all principal and interest owning on this Note as provided herein and (b) June 30, 2010. All payments under this Note shall be applied first to payment of accrued interest and then to reduction of principal.
     (b) Payment on an Event of Default. If an Event of Default occurs, then the Holder may, by written notice to Kips Bay, declare this Note immediately due and payable and demand immediate payment of all principal and all accrued but unpaid interest, and, at any time thereafter, the Holder may proceed to collect such nonconverted principal and accrued and unpaid interest.
     3. Events of Default. The occurrence of any of the following conditions or any occurrence set forth in Section 5 of the Loan and Security Agreement to which the loan is subject shall constitute an Event of Default, whether such occurrence is voluntary or involuntary or is effected by operation of law or otherwise:
     (a) if any principal of or interest on this Note is not paid when due, and such nonpayment continues for five (5) days after notice thereof by Holder to Kips Bay; or
     (b) if Kips Bay materially breaches any provision of the Investment Agreement, the Loan and Security Agreement, or this Note, and such default continues for a period of ten (10) days after the earlier of notice thereof by Holder to Kips Bay or any of the other transaction documents shall have been terminated as a result of a breach thereof by Kips Bay; or
     (c) an Acquisition of which Holder was not properly notified pursuant to this agreement; or
     (d) if (i) any creditor of Kips Bay declares an event of default on Kips Bay, commences any foreclosure, levy, attachment or other action or proceeding to enforce or collect a judgment owed by Kips Bay and such action is not dismissed within thirty (30) days; or (ii) Kips Bay makes an assignment for the benefit of creditors; or any order, judgment, or decree is entered adjudicating Kips Bay bankrupt or insolvent; or (iii) Kips

Bay petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of Kips Bay, or commences any proceedings relating to Kips Bay under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or (iv) an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days; or (v) any order, judgment, or decree is entered in any proceedings against Kips Bay decreeing the dissolution of Kips Bay and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days.
Kips Bay shall immediately notify Holder of the occurrence of any Event of Default.
     4. Redemption. Upon any liquidation, dissolution or winding upon of Kips Bay, whether voluntary or involuntary, including an Acquisition in which Holder has not elected to convert this Note pursuant to Section 5, the principal amount of this Note, together with accrued and unpaid interest thereon, may be redeemed by Kips Bay, in whole or in part, upon thirty (30) days’ prior written notice delivered to the Holder by mail, postage prepaid (the “Redemption Notice”) to the Holder, without premium or penalty, for one hundred percent (100%) of the principal amount being redeemed, as well as all accrued but unpaid interest; provided, however, that the Holder, in its sole discretion, may convert this Note pursuant to Section 5 hereof, during such thirty (30) day notice period after its receipt of the Redemption Notice. Such Redemption Notice shall state (x) the date on which such redemption shall occur (the “Redemption Date”) and (y) shall call upon the Holder to surrender this Note to Kips Bay on the Redemption Date, at the place designated in the notice. This Note may not be prepaid in whole or in part by Kips Bay except pursuant to this Section 4.
     5. Conversion of the Note.
     (a) Conversion. At any time from and after the date hereof to and including June 20, 2010 the Holder may, at its option, by written notice (the “Conversion Notice”) delivered or mailed to Kips Bay at its principal office and accompanied by this Note, elect to convert all (but not less than all ) of the outstanding principal amount of this Note and all interest accrued but unpaid on such principal to the date of the Conversion Notice, into shares of common stock of Kips Bay. The Note shall automatically be converted into shares of common stock in the event of a Qualified Public Offering, as defined in the Investment Agreement, at the Conversion Price in effect immediately prior to the closing of the public offering. The date of Kips Bay’s receipt of the Conversion Notice is referred to as the “Conversion Date.” The “Conversion Price” at which this Notice may be converted into common stock shall be $.625 per share, subject to adjustment as provided herein. The number of shares of common stock into which this Note shall be converted shall be rounded down to the nearest whole share, and any fractional share eliminated in such downward rounding shall be cancelled and Kips Bay shall pay the Holder in cash an amount equal to such fractional share multiplied by the Conversion Price.
     (b) Conversion Date. This Note shall convert on a date which is ten (10) days after Kips Bay’s receipt of the Conversion Notice, (the “Conversion Date”), into One Hundred Sixty Thousand (160,000) shares of common stock of Kips Bay.

     (c) Delivery of Shares. The Conversion Shares shall be delivered in the manner described in this Section 5. Within fifteen (15) business days after the Conversion Date, Kips Bay shall deliver to the Holder, or to such person or persons as are designated by the Holder in a written notice to Kips Bay, a certificate or certificates representing the number of shares of common stock into which this Note is to be converted in such name or names as are specified by the Holder in such notice. Such conversion shall be deemed to have been effected at the close of business on the Conversion Date, and the person entitled to receive the Conversion Shares shall be treated for all purposes as having become the record holder of the Conversion Shares on such date.
     (d) Reservation of Shares. Kips Bay agrees that, during the period within which this Note may be converted, Kips Bay will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, such number of             shares of common stock as may be issued upon conversion hereof, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all preemptive rights. Kips Bay agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable.
     (e) Acquisition. Kips Bay shall provide Holder at least twenty (20) days prior written notice of the anticipated closing of any Acquisition. Upon receipt of such notice, Holder shall have the right to convert this Note pursuant to Section 5(a) prior to the occurrence of the Acquisition at the price per share set for the Acquisition. In the event Holder elects not to convert this Note, then the successor corporation in the Acquisition shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation or merger by a holder of the number of shares of common stock into which this Note was convertible immediately prior to such consolidation or merger, (ii) make effective provision in its articles of incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled upon conversion of this Note.
     (f) Protection Against Dilution.
          (i) In the event of any reclassification or change of the common stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into Kips Bay in which Kips Bay is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the common stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), then the Holder shall have the right thereafter to receive upon conversion of this Note the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of the common stock for which this Note was convertible immediately prior to such reclassification, change, consolidation or merger. Upon any adjustment of the Conversion Price, then and in each such case the Maker Kips Bay hall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder affected by such adjustment at the address of the Holder as shown on the books of Kips Bay, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversions of the Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
          (ii) Except for (a) the issuance of an aggregate of 6,000,000 shares to Manny Villafana and individuals designated by Manny Villafana; (b) the issuance of 600,000 shares of common stock issued or issuable to officers, directors, and employees of, or consultants to, Kips Bay pursuant to stock grants, option plans, purchase plans or other stock incentive programs or arrangements approved by Kips Bay’s board of directors as described in Section 5 of the Investment Agreement; (c) shares of common stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financings or commercial leasing transaction approved by the board of directors, (d) shares of common stock issued or issuable pursuant to the acquisition of another corporation or other business entity by the Kips Bay merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Kips Bay board of directors; or (e) shares of common stock issued in connection with a Qualified Public Offering, if, and whenever, Kips Bay at any time while this Note is unsatisfied, shall issue shares of common stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of common stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the fully diluted number of shares of common stock outstanding immediately prior to the issuance of shares of common stock or such common stock equivalents plus the number of shares of common stock which the maximum aggregate consideration received or receivable by Kips Bay in connection with the issuance or exercise or conversion, as the case may be, of such shares of common stock or common stock equivalents would purchase at the Conversion Price then in effect, and the denominator of which shall be the sum of the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock so issued or issuable, provided, that for purposes hereof, all shares of common stock that are issuable upon exercise or exchange of common stock equivalents shall be deemed outstanding immediately after the issuance of such common stock equivalents.

          Upon any adjustment of the Conversion Price, then and in each such case Kips Bay shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder affected by such adjustment at the address of the Holder as shown on the books of Kips Bay, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversions of the Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
          (iii) The above provisions of Section 5(e) and this Section 5(f) shall similarly apply to successive reclassifications and changes of common stock and to successive consolidations, mergers or acquisition.
     6. Transfer.
     (a) This Note may not be transferred without the express written consent of the party, other than to an affiliate, subsidiary or business unit of Holder or to a business organization that shall succeed to substantially all of the business and assets of Holder or of such affiliate, subsidiary or business unit. Transfer of this Note shall be subject to prior delivery by the proposed transferee to Kips Bay of an opinion of counsel that such transfer is in compliance with all federal and all applicable securities laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the address of Kips Bay set forth in Section 12 hereof, accompanied by an assignment duly executed by the Holder hereof.
     (b) This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an opinion of counsel for Kips Bay or other counsel reasonably acceptable to Kips Bay to the effect that such registration is not required.”
     7. Loss or Mutilation of the Note. Upon receipt by Kips Bay of evidence satisfactory to Kips Bay of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Kips Bay, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Kips Bay shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.
     8. Costs of Collection. Upon default under any provision of this Note, Kips Bay shall pay the costs (including reasonable attorneys’ fees, whether or not suit is brought) of Holder of this Note in the pursuit of the Holder’s remedies hereunder.
     9. Holder Not a Shareholder. Except as set forth in the Investment Agreement, this Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of Kips Bay, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.
     10. Waivers. Except as may be found elsewhere in this agreement Kips Bay hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Holder or the Holder, or their respective agents or representatives, to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof, and such rights and powers shall be deemed continuous. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.
     11. Taxes. Kips Bay agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes that may be payable in respect of the issuance of this Note and/or any Conversion Shares or certificates therefor. Kips Bay shall not, however, be required to pay any stamp, original issue or similar tax that may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than Holder.
     12. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be given by hand delivery, courier service (with acknowledgment of receipt), telecopy (with confirmation of transmission), or by certified mail, postage prepaid with return receipt requested, addressed to the parties at the following addresses:
     if to Holder, to:
Kips Bay Investments, LLC
7803 Glenroy Road, Suite 300
Bloomington, MN 55438
     if to Kips Bay to:
Kips Bay Medical, Inc.
1482 Hunter Drive
Wayzata, MN 55391
     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by courier or by telecopy) or on the day shown on the return receipt (if delivered by mail).
     13. Title and Headings; Construction. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

     14. Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Kips Bay and by either Holder or the Holder.
     15. Governing Law. The legality, validity, enforceability and interpretation of this Note shall be governed by the laws of the State of Minnesota without giving effect to the principles of conflict of laws.
     ACCORDINGLY, Kips Bay has caused this Note to be executed by its authorized officer as of the date stated above.

KIPS BAY MEDICAL, INC.
By:
Its: President

Exhibit C
KIPS BAY MEDICAL, INC.
SECOND SECURED CONVERTIBLE PROMISSORY NOTE

$2,900,000	July ___, 2007
     FOR VALUE RECEIVED, Kips Bay Medical, Inc., a Minnesota corporation (“Kips Bay”), promises to pay to the order of Kips Bay Investments, LLC (“Holder”), at the office of Holder or at such other place as Holder may designate in writing, the principal sum of Two Million Nine Hundred Thousand Dollars ($2,900,000) (the “Principal Amount”) plus interest from and after the date hereof, and adjusted on the first business day of each month thereafter, compounded annually, on the unpaid principal balance outstanding from time to time at a rate, determined as of the date hereof, equal to nine percent (9%) per annum based on the actual number of days elapsed and a 360-day year.
     This $2,900,000 secured convertible promissory note (the “Second Note” or “Note”) is being made in consideration of a $2,900,000 loan made by Holder to Kips Bay pursuant to an Investment Agreement between the parties dated July ___, 2007. The Note is convertible in full into shares of Kips Bay common stock at $.625 per share, and is secured by all of Kips Bay assets pursuant to a Loan and Security Agreement of even date.
     Terms not otherwise defined herein shall have the meaning given to them in the Investment Agreement.
     2. Definitions.
     “Acquisition” means a transaction in which Kips Bay is acquired by a third party through a purchase of more than fifty-one (51) percent of Kips Bay’s outstanding common stock, there is a purchase of substantially all of the assets of Kips Bay or there is a merger of Kips Bay with a third party in which Kips Bay is not the surviving party.
     “Conversion Date” means as specified in Section 5(b) hereof.
     “Conversion Notice” means a notice specified in Section 5(a) hereof.
     “Conversion Shares” means as defined is Section 5(a) hereof.
     “Event of Default” means an event specified in Section 3 hereof.
     “Holder” means Kips Bay Investments, LLC, and each endorsee, pledgee, assignee, owner and holder of this Note, as such.
     “Loan and Security Agreement” means the Agreement which covers the loan made by Holder to Kips Bay and the security for such loans.
     “Maturity” means the date specified in Section 2(a) hereof.
     “Principal Amount” means as defined in the initial paragraph.

     “Second Note” means the Secured Convertible Promissory Note made in consideration of a $2.9 million loan made by Holder to Kips Bay.
     2. Payment of Principal and Interest.
     (a) Payments of Principal and Interest. If this Note is not converted into common stock pursuant to the provisions of Section 5 hereof, then the principal amount of this Note shall be repaid in full on June 30, 2010 (“Maturity”). Interest on this Note shall be calculated on the basis of the actual number of days lapsed in a year of three hundred sixty (360) days and shall be payable annually on the first and each of the two additional anniversaries of the date of issuance first stated above. Kips Bay shall make payments of accrued interest on June 30, 2008, and June 30, 2009. On June 30, 2010, the principal and all accrued interest will be due and payable. All principal and accrued interest shall be due and payable in full on the earliest to occur of (a) acceleration of the maturity of all principal and interest owning on this Note as provided herein and (b) June 30, 2010. All payments under this Note shall be applied first to payment of accrued interest and then to reduction of principal.
     (b) Payment on an Event of Default. If an Event of Default occurs, then the Holder may, by written notice to Kips Bay, declare this Note immediately due and payable and demand immediate payment of all principal and all accrued but unpaid interest, and, at any time thereafter, the Holder may proceed to collect such nonconverted principal and accrued and unpaid interest.
     3. Events of Default. The occurrence of any of the following conditions or any occurrence set forth in Section 5 of the Loan and Security Agreement to which the loan is subject shall constitute an Event of Default, whether such occurrence is voluntary or involuntary or is effected by operation of law or otherwise:
     (a) if any principal of or interest on this Note is not paid when due, and such nonpayment continues for five (5) days after notice thereof by Holder to Kips Bay; or
     (b) if Kips Bay materially breaches any provision of the Investment Agreement, the Loan and Security Agreement, or this Note, and such default continues for a period of ten (10) days after the earlier of notice thereof by Holder to Kips Bay or any of the other transaction documents shall have been terminated as a result of a breach thereof by Kips Bay; or
     (c) an Acquisition of which Holder was not properly notified pursuant to this agreement; or
     (d) if (i) any creditor of Kips Bay declares an event of default on Kips Bay, commences any foreclosure, levy, attachment or other action or proceeding to enforce or collect a judgment owed by Kips Bay and such action is not dismissed within thirty (30) days; or (ii) Kips Bay makes an assignment for the benefit of creditors; or any order, judgment, or decree is entered adjudicating Kips Bay bankrupt or insolvent; or (iii) Kips

Bay petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of Kips Bay, or commences any proceedings relating to Kips Bay under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or (iv) an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days; or (v) any order, judgment, or decree is entered in any proceedings against Kips Bay decreeing the dissolution of Kips Bay and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days.
Kips Bay shall immediately notify Holder of the occurrence of any Event of Default.
     4. Redemption. Upon any liquidation, dissolution or winding upon of Kips Bay, whether voluntary or involuntary, including an Acquisition in which Holder has not elected to convert this Note pursuant to Section 5, the principal amount of this Note, together with accrued and unpaid interest thereon, may be redeemed by Kips Bay, in whole or in part, upon thirty (30) days’ prior written notice delivered to the Holder by mail, postage prepaid (the “Redemption Notice”) to the Holder, without premium or penalty, for one hundred percent (100%) of the principal amount being redeemed, as well as all accrued but unpaid interest; provided, however, that the Holder, in its sole discretion, may convert this Note pursuant to Section 5 hereof, during such thirty (30) day notice period after its receipt of the Redemption Notice. Such Redemption Notice shall state (x) the date on which such redemption shall occur (the “Redemption Date”) and (y) shall call upon the Holder to surrender this Note to Kips Bay on the Redemption Date, at the place designated in the notice. This Note may not be prepaid in whole or in part by Kips Bay except pursuant to this Section 4.
     5. Conversion of the Note.
     (a) Conversion. At any time from and after the date hereof to and including June 20, 2010 the Holder may, at its option, by written notice (the “Conversion Notice”) delivered or mailed to Kips Bay at its principal office and accompanied by this Note, elect to convert all (but not less than all ) of the outstanding principal amount of this Note and all interest accrued but unpaid on such principal to the date of the Conversion Notice, into shares of common stock of Kips Bay. The Note shall automatically be converted into shares of common stock in the event of a Qualified Public Offering, as defined in the Investment Agreement, at the Conversion Price in effect immediately prior to the closing of the public offering. The date of Kips Bay’s receipt of the Conversion Notice is referred to as the “Conversion Date.” The “Conversion Price” at which this Notice may be converted into common stock shall be $.625 per share, subject to adjustment as provided herein. The number of shares of common stock into which this Note shall be converted shall be rounded down to the nearest whole share, and any fractional share eliminated in such downward rounding shall be cancelled and Kips Bay shall pay the Holder in cash an amount equal to such fractional share multiplied by the Conversion Price.
     (b) Conversion Date. This Note shall convert on a date which is ten (10) days after Kips Bay’s receipt of the Conversion Notice, (the “Conversion Date”), into Four Million Six Hundred Forty Thousand (4,640,000) shares of common stock of Kips Bay.

     (c) Delivery of Shares. The Conversion Shares shall be delivered in the manner described in this Section 5. Within fifteen (15) business days after the Conversion Date, Kips Bay shall deliver to the Holder, or to such person or persons as are designated by the Holder in a written notice to Kips Bay, a certificate or certificates representing the number of shares of common stock into which this Note is to be converted in such name or names as are specified by the Holder in such notice. Such conversion shall be deemed to have been effected at the close of business on the Conversion Date, and the person entitled to receive the Conversion Shares shall be treated for all purposes as having become the record holder of the Conversion Shares on such date.
     (d) Reservation of Shares. Kips Bay agrees that, during the period within which this Note may be converted, Kips Bay will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, such number of shares of common stock as may be issued upon conversion hereof, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all preemptive rights. Kips Bay agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable.
     (e) Acquisition. Kips Bay shall provide Holder at least twenty (20) days prior written notice of the anticipated closing of any Acquisition. Upon receipt of such notice, Holder shall have the right to convert this Note pursuant to Section 5(a) prior to the occurrence of an Acquisition at the price per share set for an Acquisition. In the event Holder elects not to convert this Note, then the successor corporation in the Sale Transaction shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note the kind and amount of             shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation or merger by a holder of the number of shares of common stock into which this Note was convertible immediately prior to such consolidation or merger, (ii) make effective provision in its articles of incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled upon conversion of this Note.
     (f) Protection Against Dilution.
     (i) In the event of any reclassification or change of the common stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into Kips Bay in which Kips Bay is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the common stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), then the Holder shall have the right thereafter to receive upon conversion of this Note the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of the common stock for which this Note was convertible immediately prior to such reclassification, change, consolidation or merger. Upon any adjustment of the Conversion Price, then and in each such case the Maker Kips Bay hall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder affected by such adjustment at the address of the Holder as shown on the books of Kips Bay, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversions of the Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     (ii) Except for (a) the issuance of an aggregate of 6,000,000 shares to Manny Villafana and individuals designated by Manny Villafana; (b) the issuance of 600,000 shares of common stock issued or issuable to officers, directors, and employees of, or consultants to, Kips Bay pursuant to stock grants, option plans, purchase plans or other stock incentive programs or arrangements approved by the Kips Bay’s board of directors as described in Section 5 of the Investment Agreement; (c) shares of common stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financings or commercial leasing transaction approved by the board of directors, (d) shares of common stock issued or issuable pursuant to the acquisition of another corporation or other business entity by the Kips Bay merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Kips Bay board of directors; or (e) shares of common stock issued in connection with a Qualified Public Offering, if, and whenever, Kips Bay at any time while this Note is unsatisfied, shall issue shares of common stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of common stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the fully diluted number of shares of common stock outstanding immediately prior to the issuance of shares of common stock or such common stock equivalents plus the number of shares of common stock which the maximum aggregate consideration received or receivable by Kips Bay in connection with the issuance or exercise or conversion, as the case may be, of such shares of common stock or common stock equivalents would purchase at the Conversion Price then in effect, and the denominator of which shall be the sum of the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock so issued or issuable, provided, that for purposes hereof, all shares of common stock that are issuable upon exercise or exchange of common stock equivalents shall be deemed outstanding immediately after the issuance of such common stock equivalents.

     Upon any adjustment of the Conversion Price, then and in each such case Kips Bay shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder affected by such adjustment at the address of the Holder as shown on the books of Kips Bay, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversions of the Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     (iii) The above provisions of Section 5(e) and this Section 5(f) shall similarly apply to successive reclassifications and changes of common stock and to successive consolidations, mergers or acquisition.
     6. Transfer.
     (a) This Note may not be transferred without the express written consent of the party, other than to an affiliate, subsidiary or business unit of Holder or to a business organization that shall succeed to substantially all of the business and assets of Holder or of such affiliate, subsidiary or business unit. Transfer of this Note shall be subject to prior delivery by the proposed transferee to Kips Bay of an opinion of counsel that such transfer is in compliance with all federal and all applicable securities laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the address of Kips Bay set forth in Section 12 hereof, accompanied by an assignment duly executed by the Holder hereof.
     (b) This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an opinion of counsel for Kips Bay or other counsel reasonably acceptable to Kips Bay to the effect that such registration is not required.”
     7. Loss or Mutilation of the Note. Upon receipt by Kips Bay of evidence satisfactory to Kips Bay of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Kips Bay, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Kips Bay shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.
     8. Costs of Collection. Upon default under any provision of this Note, Kips Bay shall pay the costs (including reasonable attorneys’ fees, whether or not suit is brought) of Holder of this Note in the pursuit of the Holder’s remedies hereunder.
     9. Holder Not a Shareholder. Except as set forth in the Investment Agreement, this Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of Kips Bay, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.
     10. Waivers. Except as may be found elsewhere in this agreement Kips Bay hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Holder or the Holder, or their respective agents or representatives, to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof, and such rights and powers shall be deemed continuous. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.
     11. Taxes. Kips Bay agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes that may be payable in respect of the issuance of this Note and/or any Conversion Shares or certificates therefor. Kips Bay shall not, however, be required to pay any stamp, original issue or similar tax that may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than Holder.
     12. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be given by hand delivery, courier service (with acknowledgment of receipt), telecopy (with confirmation of transmission), or by certified mail, postage prepaid with return receipt requested, addressed to the parties at the following addresses:
     if to Holder to:
Kips Bay Investments, LLC
7803 Glenroy Road, Suite 300
Bloomington, MN 55438
     if to Kips Bay to:
Kips Bay Medical, Inc.
1482 Hunter Drive
Wayzata, MN 55391
     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by courier or by telecopy) or on the day shown on the return receipt (if delivered by mail).
     13. Title and Headings; Construction. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

     14. Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Kips Bay and by either Holder or the Holder.
     15. Governing Law. The legality, validity, enforceability and interpretation of this Note shall be governed by the laws of the State of Minnesota without giving effect to the principles of conflict of laws.
     ACCORDINGLY, Kips Bay has caused this Note to be executed by its authorized officer as of the date stated above.

KIPS BAY MEDICAL, INC.
By:
Its: President

Exhibit D
LOAN AND SECURITY AGREEMENT
     This LOAN AND SECURITY AGREEMENT is made as of this ___ day of June, 2007, by and between Kips Bay Medical, Inc., a Delaware corporation (“Debtor”) and Kips Bay Investments, LLC, a Minnesota limited liability company (“Secured Party”).
W I T N E S S E T H:
     WHEREAS, simultaneously upon the execution and delivery of this Loan and Security Agreement (the “Agreement”) Secured Party will make two loans to Debtor in the aggregate principal amount of $3,000,000 to be evidenced by two Secured Promissory Notes of even date herewith (the “Notes” attached hereto as Exhibits A and B), the First Note for $100,000 and the Second Note for $2,900,000; and
     WHEREAS, in order to secure the payment of the principal of and interest accrued on the Notes and to secure the payment and performance of each and every liability and obligation of Debtor, herein called the “Obligation” arising under or evidenced by this Agreement and to memorialize certain other agreements between the parties, the parties hereto hereby agree as follows:
1. Security Interest and Collateral. In order to secure the payment and performance of the Obligations, Debtor hereby grants Secured Party a security interest (herein called the “Security Interest”) in the following property of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (herein called the “Collateral”). Collateral shall include, but not be limited to, all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles, copyrights and trademarks), and all right, title and interest in the intellectual property assets and all proceeds derived therefrom listed on the attached Exhibit C.
     2. Representations, Warranties and Affirmative Covenants. As a material inducement to cause Secured Party to enter into this Agreement and to make the loans evidenced by the Notes, Debtor represents and warrants, and until such time as all of the obligations are paid in full, covenants and agrees that:
(a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and this Agreement and the Notes have been duly and validly authorized by all necessary corporate action and are fully enforceable in accordance with their respective terms.

(b) There is no provision in the Articles of Incorporation of Debtor or in its Bylaws, each as amended to date, or in any contract or agreement to which Debtor is a party or by which Debtor is bound (or, if any such provision does exist, for which appropriate waivers have not been obtained) which prohibits the execution and delivery by Debtor of this Agreement or the Notes or of the performance or observance by Debtor of any of the terms or conditions of this Agreement or the Notes.
(c) The Collateral will be used primarily for business purposes.
(d) Debtor’s chief place of business is and will continue to be located at                      until Debtor otherwise notifies Secured Party in writing in accordance with this Agreement. Debtor’s records concerning its accounts and contract rights are kept at such address.
(e) Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the security interests described on Appendix A hereto (“Permitted Encumbrances”). Debtor will defend the Collateral against all claims or demands of all persons other than Secured Party and any other holders of Permitted Encumbrances. From and after the date of this Agreement, Debtor will not sell, encumber or otherwise dispose of the Collateral or any interest therein. Notwithstanding anything herein stated, until the occurrence of an Event of Default under Section 5 hereof and the revocation by Secured Party of Debtor’s right to do so, Debtor may sell any inventory or supplies constituting Collateral in the ordinary course of business.
(f) Debtor will (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay, when due or pursuant to a payment schedule heretofore worked out with the appropriate taxing authority, all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest: (iii) keep all Collateral free and clear of all security interests, liens or encumbrances except the Security Interest and the Permitted Encumbrances; (iv) at all reasonable times permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor’s business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, account or contract right constituting Collateral; (vii) if Secured Party at any time so requests (whether the request is made before or after the occurrence of any Event of Default under Section 5), and subject to the rights of holders of Permitted Encumbrances, promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor to Secured Party; (viii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest; (ix) from time to time execute such financing statements or other documents or instruments as Secured Party may reasonably deem required to be filed in order to perfect the Security Interest; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement; (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; (xii) not permit any tangible Collateral to become part of or to be affixed to any real property, without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein; and (xiii) protect, defend and maintain all patents, copyrights, copyright rights, trademarks, trade secrets, trade names and similar intangibles to the extent reasonably advisable for Debtor’s business. If Debtor at any time fails to perform or observe any agreement contained in this Section 2(f), and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in the name of Secured Party) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the execution or endorsement of other instruments and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loans or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay to Secured Party, on demand, the amount of all moneys expended and all costs and expenses incurred by Secured Party in connection with or as a result of its performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations or the highest rate permitted by law, whichever is less. To facilitate the performance or observance by Secured Party of such agreements of Debtor, as permitted by the preceding sentence, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

(g) Debtor will conduct and operate Debtor’s business only in the ordinary course and in a manner consistent with prior and current business practices and operations.
(h) Debtor will maintain its status as a Delaware corporation in good standing and use its best efforts to preserve intact its present business organization and keep available the service of its present officers and employees, and preserve its relationships with its customers, suppliers and sponsors.
(i) Debtor will maintain all of its assets in a state of good repair and in good working order.
(j) Debtor will maintain its books and records in a manner consistent with its past practices.
(k) Debtor will comply in all material respects with all laws and regulations applicable to it and to the conduct of its business.
(l) Debtor will file when due all tax returns and government reports and pay when due all taxes, assessments and other charges lawfully levied or assessed against Debtor or any of its assets.
(m) Debtor will pay when due all rental obligations under all leases under which it is a tenant or lessee and otherwise comply with all other terms of such leases and keep them in full force and effect.
(n) Debtor will promptly notify Secured Party of any event which constitutes, or would upon lapse of time or notice constitute an Event of Default.
(o) Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file any UCC financing statements and amendments thereto that Secured Party deems necessary or desirable to perfect its security interest in the Collateral, and in particular to file a UCC financing statement that indicates the Collateral as “all assets” of Debtor.
(p) Without providing at least 30 days’ prior written notice to Secured Party, Debtor will not change its name, place of business, mailing address or organizational identification number.
(q) Debtor will pay to Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Party in protecting, preserving or enforcing Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.
     3. Negative Covenants. As a material inducement to cause Secured Party to enter into this Agreement and to make the loans evidenced by the Notes, until such time as all of the Obligations are paid in full, Debtor covenants and agrees that Debtor shall not:

(a) Permit any tangible Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.
(b) Agree to any modification, amendment or cancellation of any right to payment in excess of $100,000 or any instrument, document, chattel paper or other agreement constituting or evidencing Collateral without Secured Party’s prior written consent, and will not subordinate any such right of payment to claims of other creditors of the account debtor or other obligor obligated with respect thereto.
(c) Voluntarily begin a process of dissolution, liquidation or winding up of Debtor.
(d) Debtor will not sell or otherwise dispose of, or offer to sell or otherwise dispose of, the Collateral or any interest therein except for sales and leases of inventory and licenses of general intangibles in the ordinary course of business.
(e) Pledge any of its assets or otherwise encumber any of its asset, other than future purchase money security interests in excess of $                     without approval of the Board of Directors.
(f) Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any affiliate, except transactions in the ordinary course of business, on an arm’s length basis on terms no less favorable than terms that would have been obtained from a person other than an affiliate.
(g) Use any of the proceeds of the loans to carry on propaganda, influence legislation, influence the outcome of any public election, or otherwise engage in any activity described in section 170(c)(2)(D) of the Internal Revenue Code of 1986, as amended.
     4. Collection Rights of Secured Party. Whether or not Secured Party exercises its rights under Section 6 of this Agreement, Secured Party may at any time after the occurrence of an Event of Default under Section 5 notify any account debtor, or any other person obligated to pay any amount due, that such right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party, subject to the prior rights, if any, of holders of Permitted Encumbrances. If Secured Party so requests at any time after the occurrence of an Event of Default, Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due therefrom is payable directly to Secured Party, provided the obligations of the holders of Permitted Encumbrances, if any, have been satisfied. At any time after Secured Party or Debtor gives such notice to any account debtor or other obligor, Secured Party may (but need not), in its own name or in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment of any such account debtor or other obligor.

     5. Event of Default. In addition to the Events of Default set forth in Section 3 of both the First Note and Second Note, each of the following occurrences shall constitute an Event of Default: (i) Debtor shall fail to pay any or all of the Obligations or any other indebtedness of Debtor to Secured Party when due or (if payable on demand) on demand; or (ii) Debtor shall default in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto or Debtor shall default in the performance of any other agreement, term or condition contained in any agreement to which it is a party and such default is not cured within the applicable grace period and materially adversely affects Debtor’s condition affairs or prospects (financial or otherwise); or (iii) an order for relief shall be entered in any Federal bankruptcy proceeding in which Debtor is the debtor or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against Debtor or all or any part of the property of Debtor under the Federal Bankruptcy Code or any other law of the United States or any bankruptcy or insolvency law of any state of competent jurisdiction unless, if such proceedings are instituted against Debtor, such proceedings are dismissed and discharged within sixty (60) days after they are instituted; or (iv) Debtor shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for Debtor or for any substantial portion of the assets of Debtor and such appointment shall not be vacated within sixty (60) days; or (v) any judgment or judgments are rendered or judgment liens filed against Debtor for an aggregate amount in excess of $100,000 which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record; or (vi) any governmental agency shall revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Debtor, the continuation of which is material to the continuation of Debtor’s business or (vii) Debtor shall default in the performance or observance of any covenant contained in this Agreement, the Investment Agreement or the Notes, which default shall continue for a period of ten (10) days after written notice thereof shall have been given by Secured Party to Debtor; or (viii) any representation or warranty of Debtor contained in this Agreement, the Notes or in any other document supplied to Secured Party by Debtor proves to be materially false as of the time this Agreement was made; or (ix) any holder of a Permitted Encumbrance (other than Secured Party) shall seek to enforce its lien against any portion of the Collateral. Nothing contained in this Section 5, Section 6 hereof or in any other provision of this Agreement shall preclude or limit Secured Party from demanding at any time or for any reason, without notice, payment of all or any part of any Obligation which is, pursuant to its terms, payable on demand.
     6. Remedies after Event of Default. Upon the occurrence of an Event of Default under Section 5 and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies: (i) at its option, declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available after default to a secured party under the Uniform Commercial Code, including but not limited to: (x) the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives); (y) the right to sell, lease or otherwise dispose of any or all of the Collateral; and (z) the right to require Debtor to assemble the Collateral and make it available to

Secured Party at a place to be designated by Secured Party which is reasonably convenient to all parties; it being expressly understood and agreed that if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) calendar days prior to the date of intended disposition or other action; and (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of an Event of Default resulting from the filing of a voluntary or involuntary petition in a bankruptcy proceeding in which Debtor is the debtor, all Obligations shall be immediately due and payable without demand or notice thereof. Effective upon the occurrence of an Event of Default, Debtor hereby grants Secured Party a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all patents, copyrights, copyright rights, trademarks, trade secrets, trade names, proprietary computer software and similar intangibles that Secured Party deems necessary or appropriate to the disposition of any Collateral.
     7. Payment on Liquidation. In the event of any liquidation, sale or winding up of the Debtor (a “Liquidation Event”), prior to the holders of the Debtor’s common equity but subject to the rights of holders of any other series of capital stock of the Debtor or any other creditor ranking on a parity with or superior to the Secured Party with respect to rights upon liquidation, the holder of the Notes shall have a liquidation preference equal to the amount of principal and accrued but unpaid interest outstanding on the Notes. A merger, acquisition or sale of substantially all of the assets of the Debtor to persons or entities who, prior to the transaction, do not own a majority of the outstanding shares of the Debtor, shall be deemed a Liquidation Event.
     8. Miscellaneous.
(a) This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, Debtor is entitled to any surplus and shall remain liable for any deficiency.
(b) This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by an authorized officer of Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given.
(c) Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.
(d) All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at the option of Secured Party, and the exercise or enforcement or any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

(e) All notices to be given to Debtor shall be deemed sufficiently given if mailed by registered or certified mail, postage prepaid, or delivered to Debtor at its chief place of business or at the most recent address shown on Secured Party’s records. All notices to be given to Secured Party shall be deemed sufficiently given if mailed by registered or certified mail, postage prepaid, or delivered to Secured Party at                     .
(f) Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application.
(g) This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective representatives, successors and assigns, and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance thereof.
(h) Expect to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state (including but not limited to the terms “inventory”, “equipment”, “instrument”, “document”, “chattel paper”, “account”, “contract right”, “account debtor” and “general intangible”), shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.
(i) All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KIPS BAY MEDICAL, INC.

Manny Villafana
Chairman and Chief Executive Officer

KIPS BAY INVESTMENTS, LLC By

APPENDIX A
PERMITTED ENCUMBRANCES
1.	Future purchase money security interests granted by Debtor.

2.	Future security interests covering fixtures and landlord improvements in space leased by Debtor.

3.	The technology sold by Secured Party to Debtor as described in Exhibit C to the Loan and Security Agreement.

Exhibit E
STOCK PURCHASE AGREEMENT FORM
     THIS STOCK PURCHASE AGREEMENT (the “Agreement”), is made effective as of                     , 2007 (the “Effective Date”), by and among Kips Bay Medical, Inc., (the “Corporation”), and Kips Bay Investments, LLC (the “Buyer”).
WITNESSETH:
     WHEREAS, Corporation desires to sell to Buyer and Buyer desires to purchase from Corporation                      shares of the Corporation’s common stock owned by Corporation (the “Shares”) on the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I — PURCHASE OF SHARES
     1.1 Purchased Shares. Subject to the terms and conditions hereof, Corporation hereby sells the Shares to Buyer, and Buyer hereby purchases the Shares from Corporation.
     1.2 Purchase Price. The price shall be $.625 per share, for an aggregate purchase price of $                     (the “Purchase Price”). Payment of the Purchase Price shall be in U.S. funds by wire transfer of immediately available funds to an account of the Corporation designated to Buyer.
     1.3 Stock Transfer. As soon as practicable after the Purchase Price is paid to the Corporation, Corporation shall cause the Corporation to have Buyer recorded on the stock transfer books of the Corporation as the owner of the Shares, and Corporation shall transfer to Buyer one or more duly issued stock certificates evidencing such ownership.
ARTICLE II — REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties of Buyer. In connection with, and in consideration of, the sale of the Shares to Buyer, Buyer hereby represents and warrants to Corporation that Buyer:
a.	Has all requisite power and authority to execute, perform and carry out the provisions of this Agreement.

b.	Has entered into this Agreement understanding and acknowledging that the Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

c.	Realizes that an investment in the Shares represents a speculative investment involving a high degree of risk.

d.	Realizes that (i) there are substantial restrictions on the transfer of the Shares; (ii) there is not currently, and it is unlikely that in the future there will exist, a public market for the Shares; and (iii) accordingly, for the above and other reasons, Buyer may not be able to liquidate an investment in the Shares for an indefinite period.

e.	Can bear the economic risk of an investment in the Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Shares, and can afford to hold the Shares indefinitely.

f.	Realizes that the Shares have not been registered for sale under the United States Securities Act of 1933, as amended (the “Act”) or applicable state securities laws (the “State Laws”), and may be sold only pursuant to registration under the Act and State Laws, or following the furnishing of an opinion of counsel to the Corporation that such registration is not required.

g.	Is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom Buyer intends to use in connection with a decision as to whether to invest in the Shares).

h.	Realizes that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares.

i.	Acknowledges that neither Corporation nor any other person has made to Buyer any written or oral representations:
(i)	that the Shares may be sold or assigned to any person except pursuant to prospectus exemptions available under local laws, if any;

(ii)	that any person will resell or repurchase the Shares;

(iii)	that any person will refund the purchase price of the Shares;

(iv)	as to the future price or value of any of the Shares; and

(v)	regarding the past, present or future financial condition or prospects of the Corporation.
j.	Is an “accredited investor” as that term is defined in Regulation D promulgated under the Act.

ARTICLE III — INVESTMENT INTENT
     3.1 Stock Transfer Restrictions. Buyer has been advised that the Shares have not been registered under the Act or the relevant State Laws. Buyer represents and warrants that the Shares will be purchased for Buyer’s own account and that Buyer’s financial condition is such that it is not likely that it will be necessary for Buyer to dispose of any of the Shares in the foreseeable future. Buyer is aware that (i) there is presently no public market for the Shares, and (ii) the transferability of the Shares is restricted and (A) requires the written consent of the Corporation, and (B) may be further restricted by a legend.
     3.2 Compliance with Securities Act. Buyer further represents and agrees that if Buyer should later desire to dispose of or transfer any of the Shares in any manner, Buyer shall not do so without (i) complying with an available exemption from registration, including an opinion of counsel satisfactory to the Corporation that such proposed disposition or transfer may be made lawfully without the registration of such Shares pursuant to the Act and applicable State Laws, or (ii) registration of such Shares (it being expressly understood that the Corporation shall not have any obligation to register such Shares).
ARTICLE IV — GENERAL
     4.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission, as follows:
to Buyer at:
Kips Bay Investments, LLC
7803 Glenroy Road, Suite 300
Bloomington, MN 55438
to Corporation at:
Kips Bay Medical, Inc.
1482 Hunter Drive
Wayzata, MN 55391
     4.2 Indemnification by Corporation. Corporation acknowledges that Corporation understands the meaning and legal consequences of the agreements, representations and warranties contained herein, and agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof. Corporation agrees to indemnify, defend and hold harmless Buyer and its respective affiliates, each of its respective current and future owners, officers, directors, governors, managers, employees, agents, legal counsel, stockholders and equity holders from and against any and all losses, costs, damages, penalties, fines, liabilities and expenses (including, without limitation, legal fees and expenses) due to, or arising out of, (i) this agreement, including without limitation any breach of any agreement, representation or warranty of Corporation contained herein and (ii) any violation of, or inconsistency with, any federal or state securities law in connection with this Agreement or the transactions contemplated herein.

     4.3 Indemnification by Buyer. Buyer acknowledges that Buyer understands the meaning and legal consequences of the agreements, representations and warranties contained herein, and agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof. Buyer agrees to indemnify, defend and hold harmless Corporation and its respective affiliates, each of its respective current and future owners, officers, directors, governors, managers, employees, agents, legal counsel, stockholders and equity holders from and against any and all losses, costs, damages, penalties, fines, liabilities and expenses (including, without limitation, legal fees and expenses) due to, or arising out of, (i) this agreement, including without limitation any breach of any agreement, representation or warranty of Buyer contained herein and (ii) any violation of, or inconsistency with, any federal or state securities law in connection with this Agreement or the transactions contemplated herein.
     4.4 Entire Agreement; Modification and Waiver. This Agreement, together with the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the Shares and supersedes all prior agreements, whether written or oral, relating thereto. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the parties.
     4.5 Governing Law. This Agreement and the relations among the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
     4.6 Severability. If any term or other provision of this Agreement is determined by a competent authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
     4.7 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     4.8 Amendment/Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. No provision or obligation in this Agreement may be waived except by an instrument in writing signed by the waiving party.
     4.9 Stock Legend. Certificates for any of the Shares purchased by Buyer shall bear an appropriate legend to reflect the restrictions contained in the Stockholder Agreement.
     4.10 Scope of Agreement. This Agreement shall bind and inure to the benefit of Corporation, its affiliates and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

KIPS BAY MEDICAL, INC.

By:

Name:

Title:

KIPS BAY INVESTMENTS, LLC

By:

Name:

Title:

EXHIBIT F
KIPS BAY MEDICAL, INC.
SUBSCRIPTION AGREEMENT
INCLUDING INVESTMENT REPRESENTATIONS
     Mail or deliver (i) this agreement, completed and signed, (ii) a check for the subscription price, and (iii) an signed version of the Formation Agreement to:
Mr. Manuel A. Villafana
Kips Bay Medical, Inc.
     We will give you notice after we receive and accept your subscription. We reserve the right to accept or reject a subscription for any reason whatsoever.
     The undersigned,                                         , hereby invests a total amount of $                     as a subscription for the purchase of                      Shares of Kips Bay Medical, Inc., a Delaware corporation (the “Company”). Unless otherwise agreed to by the Company, the undersigned herewith submits the undersigned’s check in the amount of $                     payable to “Kips Bay Medical, Inc.” in full payment for such Shares.
     1. Certain Representations of the Subscriber. In connection with, and in consideration of, the sale of the Shares to the undersigned, the undersigned hereby represents and warrants to the Company and its officers, directors, employees, agents and shareholders that the undersigned:
     (a) Has been given access to full and complete information regarding the Company and has utilized such access to his/her satisfaction for the purpose of obtaining information; and has either attended or been given reasonable opportunity to meet with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of information provided to the undersigned and does not desire further information.
     (b) Realizes that a purchase of the Shares represents a speculative investment involving a high degree of risk.
     (c) Can bear the economic risk of an investment in the Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Shares, and can afford to hold the Shares indefinitely.
     (d) Realizes that there are significant restrictions on the transferability of the Shares, that the Shares has not been registered for sale under the Securities Act of 1933, as amended (the “Act”) or applicable state securities laws (the “State Laws”), and may be sold only pursuant to registration under the Act and State Laws, or an opinion of counsel that such registration is not required.

     (e) Is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom such investor intends to use in connection with a decision as to whether to purchase the Shares).
     2. Investment Intent. The undersigned has been advised that the Shares have not been registered under the Act or the relevant State Laws but are being offered, and will be offered, and sold pursuant to exemptions from the Act and State Laws, and that the Company’s reliance upon such exemptions is predicated in part on the undersigned’s representations contained herein. The undersigned represents and warrants that the Shares are being purchased for the undersigned’s own account and for long term investment and without the intention of reselling or redistributing the Shares, that the undersigned has made no agreement with others regarding any of the Shares, and that the undersigned’s financial condition is such that it is not likely that it will be necessary for the undersigned to dispose of the Shares in the foreseeable future. The undersigned is aware that (i) in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above and (ii) the transferability of the Shares is restricted and (A) requires the written consent of the Company, and (B) will be further restricted by a legend placed on the certificate(s) representing the Shares containing substantially the following language:
     “The Shares represented by this certificate have not been registered under either the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.”
     The undersigned further represents and agrees that if, contrary to the undersigned’s foregoing intentions, the undersigned should later desire to dispose of or transfer the Shares in any manner, the undersigned shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Shares pursuant to the Act and applicable State Laws, or (ii) registration of such Shares (it being expressly understood that the Company shall not have any obligation to register such Shares).
     3. Residence. The undersigned represents and warrants that the undersigned is a bona fide resident of (or if an entity is organized or incorporated under the laws of, and is domiciled in), the State of                                          (INSERT NAME OF STATE OF RESIDENT) and that the Shares are being purchased by the undersigned in the undersigned’s name solely for the undersigned’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.
     PARAGRAPHS 4 AND 5 ARE REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE SHARES. ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL, AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL.

The undersigned agrees to furnish any additional information which the Company or its counsel deems necessary in order to verify the responses set forth below.
     4. Accredited Status. The undersigned represents and warrants as follows (CHECK IF APPLICABLE):
INDIVIDUALS
☐ (a) The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)
☐ (b) The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year; or
☐ (c) The undersigned is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.
☐ (d) The undersigned is a director or officer of Kips Bay Medical, Inc.
ENTITIES
☐ (e) The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.
☐ (f) The undersigned is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act. This representation is based on the following (check one or more, as applicable):
     ☐ (i) The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a) (2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.
     ☐ (ii) The undersigned is an insurance company as defined in Section 2(13) of the Act.
     ☐ (iii) The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that Act.
     ☐ (iv) The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ☐ (v) The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):
          ☐ (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or
          ☐ (b) the employee benefit plan has total assets in excess of $5,000,000; or
          ☐ (c) the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the 1933 Act.
     ☐ (vi) The undersigned is a private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940.
     ☐ (vii) The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of purchasing the Shares and is one or more of the following (check one or more, as appropriate):
          ☐ (a) an organization described in Section 501(c) (3) of the Internal Revenue Code; or
          ☐ (b) a corporation; or
          ☐ (c) a Massachusetts or similar business trust; or
          ☐ (d) a partnership.
     ☐ (viii) The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of purchasing the Shares and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Shares. (IF ONLY THIS RESPONSE IS CHECKED, please contact the Company to receive and complete an information statement before this subscription can be considered by the Company.)
     5. Entities. If the undersigned is an entity, the individual signing on behalf of such entity and the entity jointly and severally agree and certify that:
     (a) the undersigned was not organized for the specific purpose of acquiring the Shares; and
     (b) this Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid, and binding obligation of the undersigned enforceable in accordance with its terms.

     6. Relationship to Brokerage Firms. (Please answer the following questions by checking the appropriate response.)
     (a) ☐ YES ☐ NO: Are you a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)
     (b) ☐ YES ☐ NO: Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)
     (c) ☐ YES ☐ NO: Does the Subscriber own voting securities of any brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)
     (d) ☐ YES ☐ NO: If the undersigned is an entity, is any director, officer, partner or 5% owner of the undersigned also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by. a brokerage firm? (IF YES, please contact the Company to provide additional information before the Subscriber’s subscription can be considered.)
     7. Miscellaneous.
          (a) Manner in Which Title Is to Be Held: (check one)
☐ Individual Ownership
☐ Joint Tenant with Right of Survivorship
☐ Partnership
☐ Tenants in Common
☐ Corporation
☐ Other                      (describe)
     (b) The undersigned agrees that the undersigned understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Shares, and further agrees to indemnify and hold harmless the Company, each current and future officer, director, employee, agent and shareholder from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.

     (c) This Agreement shall be construed and interpreted in accordance with Wisconsin law.
     8. 180-Day Restriction on Transfer After A Public Offering. The undersigned Subscriber understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an initial public offering of its securities. The undersigned Subscriber agrees, for the benefit of the Company, that should such an initial public offering be made and should the managing underwriter of such offering require, the Subscriber, or any transferee of the Subscriber, will not, without the prior written consent of the Company and such underwriter, during the 180-day period commencing on the effective date of the Registration Statement (the “Lockup Period”) (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Shares beneficially held by the Subscriber during the Lockup Period, (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any of the Shares beneficially held by the Subscriber during the Lockup Period, or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares. The foregoing lockup would not prohibit, during the Lockup Period, gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.
     9. Confidentiality. The undersigned Subscriber hereby agrees to protect, retain as confidential, and not disclose to any party except as authorized by the Company, any information relating to the Company which is not generally known to the public, except: (a) as may be necessary for the proper filing of tax returns and reports; (b) as required by law and/or government agencies in connection with Subscriber’s duties as an officer or director of the Company, or in connection with Subscriber’s status as a shareholder of the Company; (c) as may be duly compelled by legal process imposed by a court of competent jurisdiction; or (d) as may be reasonably necessary to disclose to accountants and/or legal advisors of Subscriber in order to obtain competent and appropriate advice on personal and family financial matters.
     10. Conflicts of Interest. The undersigned Subscriber hereby represents that neither Subscriber, nor any entity in which Subscriber has in excess of a ten percent (10%) interest or board or management position, nor any immediate family member of Subscriber, has a direct or indirect activity or investment in a business which directly or indirectly competes with the activities or products of the Company or creates a potential conflict of interest (including as a result of interests or participation in customers or prospective customers of the Company). Further, the Subscriber shall promptly disclose in writing to the Company any such relationship which develops while Subscriber is a stockholder of the Company. Information disclosed to a Subscriber may be limited as the Company deems appropriate if the Subscriber has interests competitive with the Company or with a party who the Company reasonably believes is affiliated with, in any matter, a competitor or any other entity to which the disclosure of such information may result in competitive harm to the Company.
     11. Electronic Notices. The undersigned Subscriber hereby agrees and authorizes all notices and communications to be sent to Subscriber electronically (e.g., by facsimile and/or by e-mail), including in the Subscriber’s capacity as a shareholder of the Company, and a director of the Company (if applicable), pursuant to the information/addresses set forth below.

INDIVIDUAL SUBSCRIBERS:

Signature

Name (Typed or Printed)

Signature (If more than one
individual subscriber)

Name (Typed or Printed)

ENTITY SUBSCRIBERS:

Signature

Name (Typed or Printed) and Title

Name of Entity

ALL SUBSCRIBERS:

Street Address

City, State and Zip Code

Business Telephone Number

Fax Telephone Number

Tax Identification or Social
Security Number

E-Mail Address

RECEIPT
     Kips Bay Medical, Inc. hereby acknowledges receipt of $                     from                      as such subscriber’s subscription pursuant to the terms of the Subscription Agreement for                           shares of voting common stock, and accepts the subscription.

KIPS BAY MEDICAL, INC.
Date: , 2007
Manuel A. Villafana, Chief Executive Officer